Exhibit (e)(1)

November 18, 2003

Westin Hotels Limited Partnership
Westin Chicago Limited Partnership
Westin Realty Corp.
909 North Michigan Avenue Corporation

Ladies and Gentlemen:

     We understand that WHLP Acquisition LLC (the “Purchaser”), a newly-formed, wholly owned subsidiary of Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), who, through affiliates, owns all of the shares of the General Partners (defined herein) of WHLP (defined herein), has offered to purchase 100 percent of the limited partnership interests (“Units”) of Westin Hotels Limited Partnership (“WHLP”). The cash purchase price is equal to $625.00 per Unit without interest reduced by any cash distributions made or declared on or after October 1, 2003 (to the extent the Purchaser does not receive such distributions with respect to any Units accepted for payment) (the “Offer Price”). The $50.00 transfer fee charged by WHLP for each transfer will be the responsibility of the Purchaser. In connection with the tender offer, the Purchaser is soliciting the consent of unitholders to proposals that would facilitate acquiring 100 percent of the partnership interests in WHLP. These include proposals to (i) amend the Amended and Restated Agreement of Limited Partnership of WHLP, as of December 31, 1986 (the “Partnership Agreement”) to, among other things, render certain transfer restrictions inapplicable to the contemplated tender offer and to certain types of similar tender offers and (ii) effect a merger, following the tender offer, of WHLP with or into the Purchaser, for the same consideration as the tender offer. It is also our understanding that an acquisition by the Purchaser, if fully subscribed, would cause the Purchaser to hold sufficient interest to control certain material decisions to be made by the limited partners of WHLP in addition to the ones outlined above per the terms of the Partnership Agreement. Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) has not considered the transfer fee, or any other costs that unitholders may incur, in its analysis of the Offer Price. For purposes of this Opinion (defined herein), we have assumed the Transaction (defined herein) to be fully subscribed.

     We also understand that WHLP owns the Westin Michigan Avenue, Chicago in Chicago, Illinois (“Westin Michigan Avenue”) through Westin Chicago Limited Partnership (the “Hotel Partnership”), a subsidiary limited partnership. It is also understood that, prior to certain liquidating distributions to the limited partners, the Hotel Partnership is obligated to repay its existing debt obligations as well as any accrued and deferred incentive management fees to 909 North Michigan Avenue Corporation (“909 Corp.”).

     The Purchaser’s offer to purchase 100 percent of the Units of WHLP at the Offer Price and all related transactions disclosed to Houlihan Lokey are collectively referred to herein as the “Transaction.”

     Houlihan Lokey has been retained by and reports to WHLP and the Hotel Partnership (collectively the “Partnerships”). Westin Realty Corp. (“WRC”) and 909 Corp. (collectively, the “General Partners”) are the respective general partners for WHLP and the Hotel Partnership.

Los Angeles      ▪      1930 Century Park West      ▪      Los Angeles, California 90067      ▪      tel.310.553.8871       ▪      fax.310.553.2173

New York      Chicago      San Francisco      Washington, D.C.      Minneapolis      Dallas      Atlanta      London

Investment advisory services through Houlihan Lokey Howard & Zukin Financial Advisors.

Westin Hotels Limited Partnership
Westin Chicago Limited Partnership
Westin Realty Corp.
909 North Michigan Avenue Corporation
November 18, 2003

     In connection with the proposed Transaction, the Partnerships and the General Partners have requested that Houlihan Lokey render an opinion (the “Opinion”) as to the matters set forth herein.

     The Opinion does not address: (i) the Purchaser’s underlying business decision to effect the Transaction; (ii) the Partnerships’ and/or the General Partners’ underlying business decision to endorse, reject, or remain neutral with respect to the Transaction; (iii) whether any of WHLP’s limited partners should participate in (or reject) the Transaction by tendering into the offer, (iv) the tax or legal consequences of the Transaction, including but not limited to tax or legal consequences to the limited partners, the General Partners or the Partnerships; (v) the fairness, advisability or desirability of alternatives to the Transaction; (vi) the fair market value of the Westin Michigan Avenue; or (vii) the fairness of any aspect of the Transaction not expressly addressed in this Opinion, including the fairness of the Transaction as a whole. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Westin Michigan Avenue or WHLP, make any recommendations as to the form or amount of consideration to be received by the Partnerships, the limited partners, the General Partners or any other person in connection with the Transaction.

     In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

▪	held discussions with the General Partnerships’ senior management to discuss the Transaction, the operations, financial condition, future prospects and performance of the Westin Michigan Avenue and WHLP;

▪	reviewed WHLP’s financial statements as filed on Form 10-K for the two fiscal years ended December 31, 2002 and December 31, 2001, respectively;

▪	reviewed WHLP’s financial statements as filed on Form 10-Q for the quarterly period ended September 30, 2003;

▪	reviewed company-prepared consolidating financial statements for WHLP and the Westin Michigan Avenue for the fiscal years ended, December 31, 1999 through 2002;

▪	reviewed company-prepared financial statements for the Westin Michigan Avenue for the fiscal years ended December 31, 1998 through 2002;

▪	reviewed company-prepared financial statements for WHLP and the Westin Michigan Avenue for the nine-month period ended September 30, 2002 and company-prepared preliminary financial statements for WHLP and the Westin Michigan Avenue for the corresponding nine-month period ending September 30, 2003;

▪	reviewed a press release containing certain preliminary Westin Michigan Avenue financial information for the one month period ended October 31, 2003, which WHLP’s management has identified as being the most current financial information available;

Westin Hotels Limited Partnership
Westin Chicago Limited Partnership
Westin Realty Corp.
909 North Michigan Avenue Corporation
November 18, 2003

▪	reviewed company-prepared trial balance sheet information for the Westin Michigan Avenue for the period ended October 31, 2003, which WHLP’s management has identified as being the most current financial information available;

▪	reviewed a draft Refinancing Analysis prepared by JLL, dated July 24, 2003;

▪	reviewed copies of the following agreements:

•	the Amended and Restated Agreement of Limited Partnership of WHLP, as of December 31, 1986;

•	the Amended and Restated Agreement of Limited Partnership of the Hotel Partnership, as of December 31, 1986;

•	the Chicago FF&E Escrow Agreement, as of June 2, 1994;

•	the Amended and Restated Management Agreement among Westin Hotel Company and 909 Corp., the Hotel Partnership, and WHLP, as of August 21, 1986;

•	the First Amendment to Amended and Restated Management Agreement of the Hotel Partnership, as of June 2, 1994;

•	the Second Amendment to Amended and Restated Management Agreement, as of September 1, 1999;

•	the Third Amendment to Amended and Restated Management Agreement, as of February 27, 2002;

•	the Mortgage and Security Agreement between 909 Corp. and Teacher Retirement System of Texas, dated August 21, 1986;

•	the First Amendment to Mortgage and Security Agreement, dated June 2, 1994;

•	the Promissory Note by and between 909 Corp. and Teacher Retirement System of Texas, dated August 21, 1986;

•	the First Amendment to Promissory Note, as of June 2, 1994;

•	the Loan Agreement by and between WHLP and the General Partner, as of June 2, 1994;

•	the Assignment and Assumption of Agreements by and between Westin Hotel Company and 909 Corp., as of December 31, 1997; and

•	the Restructuring Agreement by and among Teacher Retirement System of Texas, Westin Hotel Company, the General Partner, St. Francis Hotel Corporation, The Westin St. Francis Limited Partnership, 909 Corp., the Hotel Partnership and WHLP, as of June 2, 1994.

▪	reviewed the Tender Offer Statement filed on Schedule TO as of July 7, 2003 by Windy City Investments, LLC, Madison Windy City Investments, LLC, Madison Investment Partners 20, LLC, Madison Capital Group, LLC, The Harmony Group II, LLC and Bryan E. Gordon;

▪	reviewed the Tender Offer Statement filed on Schedule TO as of July 24, 2003 by Kalmia Investors, LLC;

Westin Hotels Limited Partnership
Westin Chicago Limited Partnership
Westin Realty Corp.
909 North Michigan Avenue Corporation
November 18, 2003

▪	reviewed the Amendment No. 1 to the Tender Offer Statement filed on Schedule TO as of July 30, 2003 by Kalmia Investors, LLC;

▪	reviewed the Amendment No. 2 to the Tender Offer Statement filed on Schedule TO as of August 5, 2003 by Kalmia Investors, LLC;

▪	reviewed the Amendment No. 3 to the Tender Offer Statement filed on Schedule TO as of August 18, 2003 by Kalmia Investors, LLC;

▪	reviewed the Amendment No. 4 to the Tender Offer Statement filed on Schedule TO as of September 2, 2003 by Kalmia Investors, LLC;

▪	reviewed the Amendment No. 5 to the Tender Offer Statement filed on Schedule TO as of September 8, 2003 by Kalmia Investors, LLC;

▪	reviewed the Tender Offer Statement filed on Schedule TO as of August 20, 2003 by Starwood Hotels & Resorts Worldwide, Inc.;

▪	reviewed the Tender Offer Statement filed on Schedule TO as of August 25, 2003 by Starwood Hotels & Resorts Worldwide, Inc.;

▪	reviewed the Tender Offer/Consent Solicitation Statement filed on Schedule TO as of August 27, 2003 by Starwood Hotels & Resorts Worldwide, Inc.;

▪	reviewed the Tender Offer Statement filed on Schedule TO as of August 28, 2003 by Starwood Hotels & Resorts Worldwide, Inc.;

▪	reviewed the Tender Offer Statement filed on Schedule TO as of September 24, 2003 by Starwood Hotels & Resorts Worldwide, Inc.;

▪	reviewed the Tender Offer/Consent Solicitation Statement filed on Schedule TO as of September 30, 2003 by Starwood Hotels & Resorts Worldwide, Inc.;

▪	reviewed the preliminary Proxy Statement filed on Schedule 14A filed with the Securities and Exchange Commission in May 2003;

▪	reviewed the Amendment to Schedule 13D filed by Kalmia Investors, LLC as of October 1, 2003;

▪	reviewed the Tender Offer Statement filed on Schedule TO as of October 6, 2003 by Kalmia Westin Hotels Limited Partnership Investors, LLC, Merced Partners Limited Partnership, Smithtown Bay, LLC, Global Capital Management, Inc., John D. Brandenborg and Michael J. Frey;

▪	reviewed the Amendment No. 1 to the Tender Offer Statement filed on Schedule TO as of October 21, 2003 by Kalmia Investors, LLC;

▪	reviewed the Amendment No. 2 to the Tender Offer Statement filed on Schedule TO as of October 23, 2003 by Kalmia Investors, LLC;

Westin Hotels Limited Partnership
Westin Chicago Limited Partnership
Westin Realty Corp.
909 North Michigan Avenue Corporation
November 18, 2003

▪	reviewed the Amendment No. 3 to the Tender Offer Statement filed on Schedule TO as of October 28, 2003 by Kalmia Investors, LLC;

▪	reviewed the Amendment No. 4 to the Tender Offer Statement filed on Schedule TO as of November 10, 2003 by Kalmia Investors, LLC;

▪	reviewed the Tender Offer/Consent Solicitation Statement filed on Schedule TO as of October 27, 2003 by WHLP Acquisition LLC, a subsidiary of Starwood Hotels & Resorts Worldwide, Inc.;

▪	reviewed the Tender Offer Statement filed on Schedule TO as of October 30, 2003 by WHLP Acquisition LLC, a subsidiary of Starwood Hotels & Resorts Worldwide, Inc.;

▪	reviewed the Tender Offer/Consent Solicitation Statement filed on Schedule TO as of November 4, 2003 by WHLP Acquisition LLC, a subsidiary of Starwood Hotels & Resorts Worldwide, Inc.;

▪	reviewed the Solicitation/Recommendation Statement filed on Schedule 14D-9 as of November 13, 2003 by Madison/WP Value Fund IV, LLC, Madison Avenue Investment Partners, LLC, the Harmony Group II, LLC and Bryan E. Gordon; and

▪	conducted a review of preliminary, Hotel-level projections, industry analyst reports and reviews, and other such analyses, studies and investigations as we deemed appropriate under the circumstance for rendering the Opinion expressed herein.

     We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including the financial forecasts and projections, provided to us by WHLP and the General Partners and that such information has been reasonably prepared and reflects the best currently available estimates of the current and future financial results and condition of the Westin Michigan Avenue and that there has been no material change in the assets, financial condition or prospects of the Westin Michigan Avenue since the date of the most recent financial statements made available to us. Furthermore, we have relied upon, without independent investigation, the General Partners’ interpretation of each Partnerships’ partnership agreement, particularly the distribution and allocation provisions thereof. We have also relied upon the assurance of the General Partners that any financial projections or pro forma statements or adjustments provided to us were reasonably prepared or adjusted on bases consistent with actual historical experience or reflecting the best currently available estimates and good faith judgements; that no material changes have occurred in the information reviewed by us between the date the information was provided and the date of this Opinion or in the assets, financial condition business or prospects of the Westin Michigan Avenue; and that the General Partners are not aware of any information or facts regarding the Westin Michigan Avenue and the Partnerships that would cause the information supplied to us to be incomplete or misleading in any material respect.

     We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Westin Michigan Avenue, the Partnerships, or the General Partners and do not assume any responsibility with respect to it. We have not made an independent appraisal of the Westin Michigan Avenue or any of the properties or assets of the Partnerships, or the General Partners. Our Opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Westin Hotels Limited Partnership
Westin Chicago Limited Partnership
Westin Realty Corp.
909 North Michigan Avenue Corporation
November 18, 2003

     Houlihan Lokey Howard & Zukin Financial Advisors, Inc. expresses no opinion as to whether any of WHLP’s limited partners should participate in the Transaction by tendering their Units; notwithstanding, and based upon the foregoing, and in reliance thereon and subject to the attached “Limited Factors and Other Assumptions”, it is our Opinion that the consideration to be received in connection with the Transaction is not fair to a limited partner of WHLP, from a financial point of view.

/s/     HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

LIMITING FACTORS AND OTHER ASSUMPTIONS

The professional fee for this engagement is not contingent upon the opinion of value set forth in the attached written opinion (“Opinion”) prepared by Houlihan Lokey. Houlihan Lokey is under no obligation to update, revise or reaffirm the Opinion.

The Opinion is based on business, general economic, market and other conditions that reasonably could be evaluated by Houlihan Lokey as of the date of the Opinion. Unanticipated and/or subsequent events that could affect the conclusions set forth in the Opinion include adverse changes in industry performance or market conditions and changes to the business, financial condition and results of operations of the Partnerships, the General Partners and the Westin Michigan Avenue. Unanticipated events and circumstances may occur and actual results may vary from those assumed. The variations may be material.

The Opinion is intended for the information of the person or persons to whom it is addressed, for the purpose stated. The conclusions set forth in the Opinion are based on methods and techniques that Houlihan Lokey considers appropriate under the circumstances, and represent the opinion of Houlihan Lokey based upon information furnished by the Partnerships and the General Partners and its advisors and other publicly available sources. Houlihan Lokey has relied upon the Partnerships’ and the General Partners’ representations that the information provided by it, or on its behalf, is accurate and complete in all material requests. While all public information (including industry and statistical information) was obtained from sources we believe are reliable, Houlihan Lokey makes no representation as to the accuracy or completeness thereof, and we have relied upon such public information without further verification.

The opinions set forth in the Opinion are not intended by Houlihan Lokey, and should not be construed, to be investment advice in any manner whatsoever. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, accounting, tax or other appropriate professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources.

Houlihan Lokey assumes that the Partnerships and the General Partners have complied with all applicable federal, state, and local regulations and laws, unless the lack of compliance is specifically noted in the Opinion.

For purposes of the Opinion, Houlihan Lokey has not undertaken any inquiry as to, or taken into consideration, the possible tax consequences of the Offer Price or the Transaction (including whether the Limited Partners will recognize taxable income as a result of accepting the Offer Price for their Units). Such tax consequences could be material and could affect the analysis underlying the conclusions reached in the Opinion.

Except to the extent specifically disclosed in writing to Houlihan Lokey, the Opinion also assumes that the Partnerships and the General Partners have no material contingent assets or liabilities, no unusual obligations or substantial commitments other than those incurred in the ordinary course of business, and no pending or threatened litigation that would have a material effect on the Partnerships and the General Partners.